Exhibit 5.1

April 22, 2004

Koppers Inc.

436 Seventh Avenue

Pittsburgh, PA 15219-1800

Re: Koppers Inc. 9 7/8% Senior Secured Notes due 2013

Ladies and Gentlemen:

We have acted as counsel to Koppers Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the exchange offer set forth in the Registration Statement (the “Exchange Offer”), pursuant to which $320,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2013 (the “Exchange Securities”) of the Company will be issued under the Indenture between the Company and JP Morgan Chase Bank, as Trustee, dated as of October 15, 2003 (the “Indenture”) for a like principal amount of the Company’s outstanding 9 7/8% Senior Secured Notes due 2013. The Exchange Securities will be fully and unconditionally guaranteed (the “Exchange Guarantees”) on a senior secured basis by each of the companies listed on Schedule A (the “Guarantors”).

We have examined such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinions expressed below.

We advise you that, in our opinion:

(a) The Exchange Guarantees of each of World-Wide Ventures Corp., a Delaware corporation, Koppers Concrete Products, Inc., a Delaware corporation, Concrete Partners, Inc., a Delaware corporation, Koppers Industries of Delaware, Inc., a Delaware corporation, and Koppers Redemption, Inc., a Delaware corporation (collectively, the “Delaware Guarantors”) have been duly authorized, executed and delivered by such Delaware Guarantors and the Exchange Securities and the Exchange Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and each such Guarantor, respectively, in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the laws of the State of New York and the federal laws of the United States of America. We note that (a) Reed Smith LP, Counsel of the Company, has rendered an opinion to the Company, dated as of April 8, 2004, as to the due incorporation of the Company and the due authorization of the Exchange Securities by the Company and (b) Baker & McKenzie, special counsel to the Company, has rendered an opinion to the Company, dated as of April 22, 2004, as to the due organization of the non-Delaware Guarantors and the due authorization of the Exchange Guarantees by the non-Delaware Guarantors. With the consent of Baker & McKenzie and Reed Smith LP, we rely on their respective local counsel opinions in rendering the opinion set forth above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP

Schedule A

World-Wide Ventures Corp., a Delaware corporation

Koppers Concrete Products, Inc., a Delaware corporation

Concrete Partners Inc., a Delaware corporation

Koppers Industries of Delaware, Inc., a Delaware corporation

Koppers Redemption, Inc., a Delaware corporation

Koppers Investment Subsidiary Pty Ltd., an Australian corporation

Koppers Australia Pty Ltd., an Australian corporation

Koppers Wood Products Pty Ltd., an Australian corporation

Koppers Carbon Material & Chemicals Pty Ltd., an Australian corporation

Continental Carbon Australia Pty Ltd., an Australian corporation

Koppers Shipping Pty Ltd., an Australian corporation

Koppers Australia Holding Company Pty Ltd., an Australian corporation